____________________

Indenture

Dated as of May [__], 2009

Subordinated Debt Securities

_____________________

IVZ, INC.

Issuer,

EACH OF THE GUARANTORS

NAMED HEREIN,

Guarantors,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

IVZ, INC.

Reconciliation and tie between Trust Indenture Act

of 1939 and Indenture, dated as of May [__], 2009

Trust Indenture

Act Section	Indenture Section

§ 310(a)(1)	6.08
310(a)(2)	6.08
310(a)(3)	N/A
310(a)(4)	N/A
310(a)(5)	6.08
310(b)	6.05, 6.09
§ 311	6.05, 6.06
§ 312(a)	7.01
312(b)	7.01
312(c)	7.01
§ 313(a)	7.02
§ 313(b)	7.02
313(c)	6.01, 7.02
§ 313(d)	7.02
§ 314(a)	10.06, 10.07
§ 314(b)	N/A
§ 314(c)	N/A
§ 314(d)	N/A
§ 314(e)	1.02
§ 315(a)	6.01
§ 315(b)	6.02
§ 315(c)	6.01
§ 315(e)	5.15
§ 316(a)	5.12, 5.13
§ 316(b)	5.08
§ 316(c)	1.04

TABLE OF CONTENTS

Page

PARTIES	1
RECITALS OF THE COMPANY	1

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	1

Section 1.01 Definitions.	1
Section 1.02 Compliance Certificates and Opinions.	7
Section 1.03 Form of Documents Delivered to Trustee.	8
Section 1.04 Acts of Holders.	8
Section 1.05 Notices, etc., to Trustee, Company or Guarantors.	9
Section 1.06 Notice to Holders, Waiver.	10
Section 1.07 Conflict of any Provision of Indenture with Trust Indenture Act.	11
Section 1.08 Effect of Headings and Table of Contents.	11
Section 1.09 Successors and Assigns.	11
Section 1.10 Separability Clause.	11
Section 1.11 Benefits of Indenture.	11
Section 1.12 Counterparts.	11
Section 1.13 Governing Law.	11
Section 1.14 Legal Holidays.	11
Section 1.15 Agent for Service; Submission to Jurisdiction; Waiver of Immunities and Jury Trial.	12
Section 1.16 Currency.	13
ARTICLE II SECURITY FORMS	13
Section 2.01 Forms Generally.	13
Section 2.02 Global Securities.	14
ARTICLE III THE SECURITIES	15
Section 3.01 Title and Terms.	15
Section 3.02 Denominations.	18
Section 3.03 Execution, Authentication, Delivery and Dating.	18
Section 3.04 Temporary Securities.	19
Section 3.05 Registration, Registration of Transfer and Exchange.	20
Section 3.06 Book-Entry Provisions for Restricted Global Security.	21
Section 3.07 Mutilated, Destroyed, Lost and Stolen Securities.	22
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.
Section 3.08 Payment of Interest; Rights to InterestPreserved.	23
Section 3.09 Persons Deemed Owners.	24
Section 3.10 Cancellation.	25
Section 3.11 CUSIP and CINS Numbers.	25
Section 3.12 Computation of Interest.	25
Section 3.13 Form of Certificate of Authentication.	25
ARTICLE IV SATISFACTION AND DISCHARGE	26
Section 4.01 Satisfaction and Discharge of Indenture.	26
Section 4.02 Application of Trust Money.	27
ARTICLE V REMEDIES	27
Section 5.01 Events of Default.	27
Section 5.02 Acceleration of Maturity; Rescission and Annulment.	29
Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.	30
Section 5.04 Trustee May File Proofs of Claim.	31
Section 5.05 Trustee May Enforce Claims Without Possession of Securities.	31
Section 5.06 Application of Money Collected.	32
Section 5.07 Limitation on Suits.	32
Section 5.08 Unconditional Right of Holders to Receive Principal and Interest.	33
Section 5.09 Restoration of Rights and Remedies.	33
Section 5.10 Rights and Remedies Cumulative.	33
Section 5.11 Delay or Omission Not Waiver.	33
Section 5.12 Control by Holders.	33
Section 5.13 Waiver of Past Defaults.	34
Section 5.14 Waiver of Stay or Extension Laws.	34
Section 5.15 Undertaking for Costs.	34
ARTICLE VI THE TRUSTEE	35
Section 6.01 Certain Duties and Responsibilities.	35
Section 6.02 Notice of Defaults.	35
Section 6.03 Certain Rights of Trustee.	36
Section 6.04 Trustee Not Responsible for Recitals or Issuance of Securities.	37
Section 6.05 May Hold Securities.	37
Section 6.06 Money Held in Trust.	37
Section 6.07 Compensation and Reimbursement.	37
Section 6.08 Corporate Trustee Required; Eligibility.	38
Section 6.09 Resignation and Removal; Appointment of Successor.	38
Section 6.10 Acceptance of Appointment by Successor.	40
Section 6.11 Merger, Conversion, Consolidation or Succession to Business.	41

ARTICLE VII HOLDERS’ LISTS AND REPORTS BY TRUSTEE	41
Section 7.01 Disclosure of Names and Addresses of Holders.	41
Section 7.02 Reports by Trustee.	42
ARTICLE VIII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE	42
Section 8.01 Company and Guarantors May Consolidate, etc., Only on Certain Terms.	42
Section 8.02 Successor Person Substituted for Company.	43

ARTICLE IX SUPPLEMENTS AND AMENDMENTS TO INDENTURE AND SECURITIES GURANTEES	43

Section 9.01 Without Consent of Holders.	43
Section 9.02 With Consent of Holders.	45
Section 9.03 Execution of Supplemental Indentures.	46
Section 9.04 Effect of Supplemental Indentures.	46
Section 9.05 Conformity with Trust Indenture Act.	46
Section 9.06 Reference in Securities to Supplemental Indentures.	46
Section 9.07 Notice of Supplemental Indentures.	46
Section 9.08 Revocation and Effect of Consents, Waivers and Actions.	46
ARTICLE X COVENANTS	47
Section 10.01 Payment of Principal and Interest.	47
Section 10.02 Maintenance of Office or Agency.	47
Section 10.03 Money for Security Payments to Be Held in Trust.	48
Section 10.04 [Intentionally Omitted].	49
Section 10.05 Corporate Existence.	49
Section 10.06 Statement by Officers As to Default.	49
Section 10.07 Provision of Reports and Financial Statements.	50
Section 10.08 Waiver of Certain Covenants.	50
Section 10.09 Additional Guarantors.	50
Section 10.10 Additional Amounts.	51
ARTICLE XI REDEMPTION OF SECURITIES	51
Section 11.01 [Intentionally Omitted].	51
Section 11.02 Applicability of Article.	52
Section 11.03 Election to Redeem; Notice to Trustee.	52
Section 11.04 Selection by Trustee of Securities to Be Redeemed.	52
Section 11.05 Notice of Redemption.	52
Section 11.06 Deposit of Redemption Price.	53

Section 11.07 Securities Payable on Redemption Date.	53
Section 11.08 Securities Redeemed in Part.	54
ARTICLE XII DEFEASANCE AND COVENANT DEFEASANCE	54
Section 12.01 Company Option to Effect Defeasance or Covenant Defeasance.	54
Section 12.02 Defeasance and Discharge.	54
Section 12.03 Covenant Defeasance.	55
Section 12.04 Conditions to Defeasance or Covenant Defeasance.	55
Section 12.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.	58
Section 12.06 Reinstatement.	59
ARTICLE XIII SUBORDINATION OF SECURITIES	59
Section 13.01 Securities Subordinate to Senior Debt.	59
Section 13.02 Payment Over of Proceeds Upon Dissolution, Etc.	59
Section 13.03 Subrogation to Rights of Holders of Senior Debt.	60
Section 13.04 Provisions Solely to Define Relative Rights.	60
Section 13.05 Trustee to Effectuate Subordination.	61
Section 13.06 No Waiver of Subordination Provisions.	61
Section 13.07 Notice to Trustee.	62
Section 13.08 Reliance on Judicial Order or Certificate of Liquidating Agent.	62
Section 13.09 Trustee Not Fiduciary for Holders of Senior Debt.	63
Section 13.10 Rights of Trustee As Holder of Senior Debt; Preservation of Trustee’s Rights.	63
Section 13.11 Article Applicable to Paying Agents.	63
Section 13.12 Certain Conversions or Exchanges Deemed Payment.	63
Section 13.13 Defeasance of This Article XIII.	64
ARTICLE XIV SECURITIES GUARANTEES	64
Section 14.01 Unconditional Guarantee.	64
Section 14.02 Limitations on Guarantees.	65
Section 14.03 Execution and Delivery of Guarantees.	65
Section 14.04 Release of the Guarantors.	66
Section 14.05 Waiver of Subrogation.	66
Section 14.06 Immediate Payment.	67
Section 14.07 No Set-Off.	67
Section 14.08 Obligations Absolute.	67
Section 14.09 Obligations Not Reduced.	67
Section 14.10 Obligations Not Affected.	68
Section 14.11 Waiver.	69
Section 14.12 No Obligation To Take Action Against the Company.	69
Section 14.13 Dealing with the Company and Others.	69
Section 14.14 Default and Enforcement.	70
Section 14.15 Amendment, Etc.	70
Section 14.16 Acknowledgement.	70
Section 14.17 No Merger or Waiver; Cumulative Remedies.	70
Section 14.18 Survival of Obligations.	70
Section 14.19 Guarantee in Addition to Other Obligations.	70
Section 14.20 Severability.	71
Section 14.21 Successors and Assigns.	71

INDENTURE, dated as of ____________, among IVZ, INC., a Delaware corporation (the “Company”), INVESCO AIM ADVISORS, INC. (“Advisors”), INVESCO AIM MANAGEMENT GROUP, INC. (“Management”), INVESCO INSTITUTIONAL (N.A.), INC. (“Institutional”), INVESCO LTD. (“Limited”), INVESCO HOLDING COMPANY LIMITED (“Invesco”) and INVESCO NORTH AMERICAN HOLDINGS, INC. (“Holdings”; together with Advisors, Management, Institutional, Limited and Invesco, each a “Guarantor” and collectively, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a corporation organized under the laws of the United States of America, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to create and provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called, the “Securities”) to be issued in one or more series as provided for in this Indenture.

Each of the Guarantors has duly authorized the execution and delivery of this Indenture to provide for the issuance of guarantees of the Securities as provided in this Indenture.

All things necessary to make this Indenture a valid and legally binding agreement of the Company and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of any series, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.01 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)       the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)       all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)       unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(d)       the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of or participant in, the Depositary.

“Applicable Procedures” means applicable procedures of the Depositary, Euroclear or Clearstream, as the case may be.

“Board of Directors” means, as the context requires, either the board of directors of the Company or a Guarantor, as the case may be, or any duly authorized committee of that board.

“Board Resolution” means, as the context requires, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or London, England are authorized or obligated by law or executive order to close; provided that, when used with respect to any Security, “Business Day” may have such other meaning, if any, as may be specified for such Security as contemplated by Section 3.01.

“Clearstream” means Clearstream Banking, S.A., or any successor securities clearing agency.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, its Chief Executive Officer, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 900 Ashwood Parkway North, Suite 425, Atlanta, Georgia 30338.

“Credit Facilities” means (a) the Amended and Restated Five Year Credit Agreement, dated as of December 3, 2007, among Invesco Holding Company Limited (f/k/a Invesco PLC), as borrower, Invesco Ltd., as parent, Bank of America, N.A., as administrative agent, and the lenders from time to time a party thereto, as the same may be amended, modified, extended, refinanced, restated or replaced from time to time and (b) any other agreement or agreements between the Company and one or more financial institutions providing for the making of loans or advances on a revolving basis, term loans, the issuance of letters of credit and/or the creation of bankers’ acceptances to fund, among other things, the Company's general corporate requirements.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.08.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Euroclear” means the Euroclear Bank, S.A./N.V., or any successor securities clearing agency.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

“Global Security” shall have the meaning specified in Section 2.02.

“Guarantees” has the meaning specified in Section 14.01.

“Guarantor” means (a) each Person named as the “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person and (b) any Person that becomes a Guarantor after the date of this Indenture pursuant to Section 10.09 hereof.

“Holder” means the Person in whose name a Security is, at the time of determination, registered on the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented by one or more Supplemental Indentures. The term “Indenture” shall also include the terms of a particular series of Securities established as contemplated by Section 3.01.

“Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Obligations” means the obligations of the Company and any other obligor hereunder or under the Securities of any series, including the Guarantors, to pay principal of and interest on such Securities when due and payable at Maturity, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee (including all amounts due to the Trustee under Section 6.07 hereof) and the Holders under this Indenture and the Securities according to the terms hereof and thereof.

“Officers’ Certificate” means a certificate signed by the Chairman, the Executive Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary or the Chief Financial Officer (provided that the Chief Financial Officer may only sign on behalf of the Company or any Guarantor once) of the Company or any Guarantor, as applicable, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or any Guarantor, as applicable, including an employee of the Company, and who shall be acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)       Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)       Securities, or portions thereof, for whose payment, redemption or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)       Securities, except to the extent provided in Article XII, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article XII; and

(d)       Securities which have been paid pursuant to Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee has actual knowledge are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of any series, the place or places where the principal of and interest on such Securities are payable as specified as contemplated by Section 3.01 and Section 10.02.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registrar” means The Bank of New York Mellon Trust Company, N.A. and any successor authorized by the Company to act as Registrar.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department at the Corporate Trust Office (or any successor office) of the

Trustee, including any Vice President, Assistant Vice President or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Securities” has the meaning given such term in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

“Security Register” has the meaning set forth in Section 3.05.

“Senior Debt” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of this Indenture or thereafter incurred or created: (i) the principal of (and premium, if any) and interest due on the Company’s or any Guarantor’s indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company or any Guarantor; (ii) all capital lease obligations of the Company and the Guarantors; (iii) any obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles of the Company and the Guarantors; (iv) all obligations of the Company and the Guarantors for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the Company and the Guarantors in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (vi) all obligations of the types referred to above of other persons for the payment of which the Company or any Guarantor is responsible or liable as obligor, guarantor or otherwise; and (vii) all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Company or the Guarantors (whether or not such obligation is assumed by the Company or any Guarantor); provided, however, that the following will not constitute Senior Debt: (a) any indebtedness which expressly provides (i) that such indebtedness shall not be senior in right of payment to the Securities, or (ii) that such indebtedness shall be subordinated to any other indebtedness of the Company or the Guarantors, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the Securities; (b) any indebtedness of the Company and the Guarantors in respect of the Securities; (c) any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services; (d) any indebtedness of the Company and the Guarantors to any subsidiary; and (e) any liability for federal, state, local or other taxes owed or owing by the Company and the Guarantors.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.08.

“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary” means any Person a majority of the equity ownership or voting stock of which is at the time owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Supplemental Indenture” means an indenture supplemental to this Indenture, in a form reasonably satisfactory to the Trustee, which supplements, amends or modifies this Indenture and is entered into by the parties to this Indenture as provided in Article IX.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Taxing authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 9.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of or within any series shall mean only the Trustee with respect to the Securities of that series.

“U.S. Government Obligations” has the meaning set forth in Section 12.04.

“U.S. Physical Securities” has the meaning set forth in Section 2.01.

Section 1.02 Compliance Certificates and Opinions.

Upon any application or request by the Company or any Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company or such Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.06(a)) shall include:

(a)       a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)       a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)       a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company and/or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company and/or any such Guarantor stating that the information with respect to such factual matters is in the possession of the Company and/or any such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or any Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and any Guarantor, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

If the Company or any Guarantor shall solicit from the Holders of Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or any such Guarantor (as the case may be), may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or any such Guarantor (as the case may be) shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders of Securities of such series generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Securities of such series of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securitiesof such seriesshall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Securities of such series on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Securityshall bind every future Holder of the same Securityand the Holder of every Securityissued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company and/or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05 Notices, etc., to Trustee, Company or Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)       unless otherwise provided in any Supplemental Indenture, the Trustee by any Holder, the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing or mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, or sent by facsimile to the Trustee (with receipt confirmed by telephone) at 770-698-5195; or

(b)       unless otherwise provided in any Supplemental Indenture, the Company by the Trustee, any Holder or any Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 1555 Peachtree Street, N.E., Atlanta, Georgia 30309, Attention: General Counsel, or sent by facsimile to the Company at (404) 962-8293 (with receipt confirmed by telephone at (404) 479-2863), or at any other address or facsimile number previously furnished in writing to the Trustee by the Company; or

(c)       unless otherwise provided in any Supplemental Indenture, any Guarantor by the Company, any other Guarantor, the Trustee or any Holder shall be sufficient for any purpose hereunder (unless otherwise herein expressly provided) if in writing, and mailed, first class postage prepaid, to such Guarantor addressed to it c/o Invesco Ltd., 1555 Peachtree Street, N.E., Atlanta, Georgia 30309, Attention: General Counsel, or sent by facsimile to such Guarantor at (404) 962-8293 (with receipt confirmed by telephone at (404) 479-22863), or at any other address or facsimile number previously furnished in writing to the Trustee by such Guarantor.

Section 1.06 Notice to Holders, Waiver.

Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section 1.07 Conflict of any Provision of Indenture with Trust Indenture Act.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an “incorporated provision”) required by or deemed to be included in this Indenture by operation of such Trust Indenture Act sections, such imposed duties or incorporated provision shall control.

Section 1.08 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09 Successors and Assigns.

All covenants and agreements in this Indenture by the Company and any Guarantor shall bind its respective successors and assigns, whether so expressed or not.

Section 1.10 Separability Clause.

In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture.

Nothing in this Indenture or in any Security, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any SecuritiesRegistrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 1.13 Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (without regard to applicable principles of conflicts of law thereof that would require the application of the law of any other state). This Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

Section 1.14 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 3.08, Stated Maturity or Maturity with respect to any Security or other day on which principal or interest is due, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or any Security) payment of principal or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 3.08 or Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date or other such day, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 3.08, Stated Maturity or Maturity, as the case may be, to the next succeeding Business Day.

Section 1.15 Agent for Service; Submission to Jurisdiction; Waiver of Immunities and Jury Trial.

The Company and each Guarantor agree that any suit, action or proceeding against the Company or any Guarantor arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. The Company and each Guarantor has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, any Security or the transactions contemplated herein or thereby which may be instituted in any State or Federal court in The City of New York, New York, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company and each Guarantor further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Indenture. If for any reason [CT Corporation System] shall cease to be available to act as such authorized agent for the Company and any Guarantor, the Company and each Guarantor agree to designate a new agent in the State of New York on the terms and for the purpose of this Section 1.15. The Company and each Guarantor hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and each Guarantor agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

To the extent that the Company or any Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service of notice, attachment in aid of or otherwise) with respect to itself or its property, it hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Indenture, any Securities or the Guarantees, as applicable.

                Section 1.16         Currency.

(a)      Each reference in this Indenture to U.S. dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due with respect to the Securities of any series or any other obligation under this Indenture will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

(b)     The Company and each Guarantor, jointly and severally, agree to indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made against the Company or any of the Guarantors, for any U.S. dollar amount due under this Indenture and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the City of New York at which such party on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase U.S. dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

ARTICLE II

SECURITY FORMS

Section 2.01 Forms Generally.

Each Security in a series shall be in a form approved by or pursuant to a Supplemental Indenture hereto or a Board Resolution or by an Officer or Officers pursuant to authority delegated to that Officer or those Officers pursuant to a Board Resolution. If the form of the Securities of a series is not prescribed by the Supplemental Indenture relating to that series, upon or prior to the delivery to the Trustee for authentication of the first Security to be issued of that series, the Company shall deliver to the Trustee, the Board Resolution by or pursuant to which such form of the Security for that series has been approved, which Board Resolution shall have attached thereto a copy of the form of the Security approved, or a certificate of an Officer, attested to by the Secretary or Assistant Secretary of the Company, certifying that an Officer, acting pursuant to delegated authority from the Board of Directors, approved the form of the Securities of that series and attaching a copy of the form of the Security and a true and complete copy of the resolutions of the Board of Directors delegating authority to that Officer to approve the form of Securities. If temporary Securities of any series are issued in global form as permitted by Section 3.04, the form thereof also shall be established as provided in this Section 2.01.

All Securities shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The definitive Securities of any series shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

Section 2.02 Global Securities.

If Securities of a series are issuable in whole or in part in global form, as specified as contemplated by Section 3.01 (a “Global Security”), then, notwithstanding Section 3.01 and the provisions of Section 3.02, such Global Security shall represent such of the Outstanding Securities of such series as shall be specified in such Global Security and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be reduced or increased to reflect exchanges or partial redemptions or increased to reflect the issuance of additional uncertificated Securities of that series. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities of a series represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03. Subject to the provisions of Section 3.03, the Trustee shall deliver and redeliver any Global Security in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in writing but need not comply with Section 1.02.

Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR

REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.06 OF THE INDENTURE.

ARTICLE III

THE SECURITIES

Section 3.01 Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more Supplemental Indentures hereto, prior to the issuance of Securities of any series,

(i)        the title of the Securities of or within the series (which shall distinguish the Securities of such series from all other series of Securities);

(ii)       any limit upon the aggregate principal amount of the Securities of or within the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of or within the series pursuant to Section 3.04, 3.05, 3.07, 9.06 or 11.08); provided, however, that the authorized aggregate principal amount of such series may from time to time be increased above such amount by a Board Resolution to such effect;

(iii)      the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(iv)      the date or dates on which the principal of any Securities of or within the series is payable or the method by which such date or dates shall be determined or extended;

(v)       the rate or rates (which may be fixed or variable) at which any Securities of or within the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

(vi)      the place or places where, subject to the provisions of Section 3.05 and Section 10.02, the principal of and any premium and interest on any Securities of or within the series shall be payable and the manner in which any payment may be made;

(vii)     the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which any Securities of or within the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities of such shall be evidenced;

(viii)    the obligation, if any, of the Company to redeem or purchase any Securities of or within the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(ix)      if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of or within the series shall be issuable;

(x)       if the amount of any premium or interest on any Securities of or within the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(xi)      if applicable, that the Securities of or within the series, in whole or any specified part, shall be defeasible pursuant to Section 12.02 or Section 12.03, or both such Sections, or pursuant to a manner varying from such Sections, any provisions to permit a pledge of obligations other than U.S. Government Obligations (or the establishment of other arrangements) to satisfy the requirements of Section 12.04 for defeasance of such Securities and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(xii)     if applicable, that any Securities of or within the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.02, any addition to, elimination of or other change in the circumstances set forth in clause (2) of the last paragraph of Section 3.05 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof and any other provisions governing exchanges or transfers of any such Global Security;

(xiii)    any addition to, elimination of or other change in the Events of Default which applies to any Securities of or within the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;

(xiv)    any addition to, elimination of or other change in the covenants set forth in Article X which applies to Securities of or within the series;

(xv)     any provisions necessary to permit or facilitate the issuance, payment or conversion of any Securities of or within the series that may be converted into securities or other property other than Securities of or within the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Company or otherwise;

(xvi)    the terms and conditions, if any, pursuant to which the Securities of or within the series are secured;

(xvii)   any restriction or condition on the transferability of the Securities of or within such series;

(xviii)  the exchanges, if any, on which the Securities of or within such series may be listed;

(xix)    if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(xx)     whether and under what circumstances the Company will pay additional amounts as contemplated by Section 10.10 on the Securities of or within the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts (and the terms of any such option);

(xxi)    the specific subordination provisions applicable to the Securities or any one series, if other than as set forth in Article XIII herein; and

(xxii)   any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(c)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.03) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such Supplemental Indenture hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the terms of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such series.

The Securities shall be subordinated in right of payment to Senior Debt as provided in Article XIII.

Section 3.02 Denominations.

The Securities of each series shall be issuable only in registered form without coupons and, unless otherwise specified as contemplated by Section 3.01, only in denominations of US$1,000 and any integral multiple thereof.

Section 3.03 Execution, Authentication, Delivery and Dating.

The Securities of each series shall be executed on behalf of the Company by any authorized officer of the Company. The Guarantees endorsed thereon shall be executed on behalf of each Guarantor by any authorized officer of each Guarantor. The signature of any of these officers on the Securities or the Guarantees may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities and the Guarantees.

Securities or Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or the applicable Guarantor shall bind the Company or the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of Securities contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities. The Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of any Securities of any series. Such order shall specify the amount of Securities of such series to be authenticated and the date on which the original issue of Securities of such series.

Each Security shall be dated the date of its authentication.

In case the Company, pursuant to Article VIII, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a Supplemental Indenture with the Trustee pursuant to Article VIII, any of the Securities of any series authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities of such series executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities of such series surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities of any series shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities of such series, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities of such series at the time Outstanding for Securities of such series authenticated and delivered in such new name.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form set forth in Section 3.13 duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued or sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04 Temporary Securities.

Pending the preparation of definitive Securities, the Company and the Guarantors may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities having duly executed Guarantees endorsed thereon, which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities and Guarantees may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company and the Guarantors will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company and the Guarantors shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series having Guarantees duly endorsed thereon of authorized denominations. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.05 Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of each series and of transfers of Securities of such series. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as “Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company designated pursuant to Section 10.02, the Company and the Guarantors shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series having duly executed Guarantees for such series endorsed thereon of any authorized denomination for such series or denominations of a like aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denomination for such series and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities of any series are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities of any series and any Guarantees thereof issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and any Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities of such series and Guarantees thereof surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.08 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 11.04 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Notwithstanding anything to the contrary contained herein, the Trustee shall have no duty whatsoever to monitor Federal or State securities laws other than to collect the certificates required herein.

                Section 3.06         Book-Entry Provisions for Restricted Global Security.

(a)       Any Global Security initially shall (i) be registered in the name of Cede & Co., as nominee of the Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth in Section 2.02.

The Depositary or its nominee shall be the Holder of the Global Securities, and owners of beneficial interests in the Securities represented by the Global Securities shall hold such interests pursuant to the procedures and practices of the Depositary. Any such owner’s beneficial ownership of any such Securities will be shown only on, and the transfer of such ownership interest shall be effected only through, records maintained by the Depositary or its nominee. All interests in a Global Security may be subject to the procedures and requirements of the Depositary. Those interests held through Euroclear and Clearstream will be subject to the procedures and requirements of such system.

(b)        Transfers of any Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in any Global Security may be transferred in accordance with the rules and procedures of the Depositary.

Unless (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for a Global Security or ceases to be a “Clearing Agency” registered under the Exchange Act or announces an intention permanently to cease business or does in fact do so and a successor Depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing with respect to a Global Security or (iii) Company determines that the Global Securities (in whole or in part) should be exchanged for definitive Securities; provided that (x) such exchange is required by (A) any applicable law or (B) any event beyond the Company’s control or (y) payments of interest on any Global Security, or beneficial interest are, or would become, subject to any deduction or withholding for taxes, owners of beneficial interests in a Global Security will not be entitled to have any portions of such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities in definitive form and will not be considered the owners or holders of the Global Security.

(c)       Securities issued in exchange for a Global Security or any portion thereof pursuant to the last sentence of subsection (b) of this Section shall be issued in definitive, fully registered form, without interest coupons, shall be of the same series and have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the event of the occurrence of any of the events specified in the last sentence of subsection (b) of this Section 3.06, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities of such series in definitive form.

(d)       Except as otherwise set forth in this Indenture or a Global Security, owners of beneficial interests in the Securities evidenced by a Global Security will not be entitled to any rights under this Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Security.

Section 3.07 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security of any series is surrendered to the Trustee, the Company and any Guarantor thereof shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of such series having a duly executed Guarantee, if applicable, endorsed thereon, of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company, any Guarantor and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Security of any series and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company and any Guarantor shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of such series having a duly executed Guarantee, if applicable, endorsed thereon, of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security, and the Guarantee, if any, endorsed thereon, issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of the same series, and any Guarantees endorsed thereon, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08 Payment of Interest; Rights to Interest Preserved.

Except as otherwise provided as contemplated by Section 3.01 with respect to Securities of a series, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02 or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto pursuant to 3.09 as such address appears in the Security Register; provided that all payments with respect to Securities of any series, the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date therefor shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by such Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)       The Company may elect to make payment of any Defaulted Interest payable on any Securities of a series to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)       The Company may make payment of any Defaulted Interest on any Securities of a series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09 Persons Deemed Owners.

Prior to the due presentment of a Security for registration of transfer, the Company, each Guarantor, the Trustee and any agent of the Company, such Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, and (subject to Sections 3.05 and 3.08), interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantors, the Trustee or any agent of the Company, such Guarantor or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a Holder, with respect to such Global Security or impair, as between such depository and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as Holder of such Global Security.

Section 3.10 Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

Section 3.11 CUSIP and CINS Numbers.

The Company in issuing any Securities may use “CUSIP” and “CINS” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “CINS” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on such Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on such Securities, and any such redemption shall not be affected by any defect in or omission of such numbers in such notices of redemption.

Section 3.12 Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01, interest on Securities any series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 3.13 Form of Certificate of Authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for below duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

___________________,

as Trustee

Dated:	By: ___________________
Authorized Signatory

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for) and the Trustee, upon receipt of a Company Order and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

                                (a)            either

(i)        all the Securities of such series theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid as provided in Section 3.07 and Securities that have been subject to defeasance under Article XII) have been delivered to the Trustee for cancellation; or

(ii)       all Securities of such series not theretofore delivered to the Trustee for cancellation

(A)	have become due and payable,
(B)	will become due and payable at Stated Maturity within one year, or
(C)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company or any Guarantor, as the case may be, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire indebtedness on Securities of such series not theretofore delivered to the Trustee for cancellation, for principal of and interest on such Securities to the date of such deposit (in the case of Securities of such series that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions directing the Trustee to apply the funds to the payment of the Securities of such series at the Stated Maturity or Redemption Date, as the case may be;

(b)       the Company or any Guarantor, as the case may be, has paid or caused to be paid all sums payable hereunder by the Company; and

(c)       the Company or any Guarantor, as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

In the event that there are Securities of two or more series outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of a particular series as to which it is Trustee and if the other conditions thereto are met.

Section 4.02 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 or Article XII shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE V

REMEDIES

Section 5.01 Events of Default.

Subject to any modifications, additions or deletions relating to any series of Securities as contemplated pursuant to Section 3.01, “Event of Default” with respect to Securities of any series, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)       default in the payment of any interest on any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)       default in the payment of the principal of any Security of that series when due;

(c)       default in the observance or performance, or breach, of any covenant or agreement of the Company or any Guarantor contained in this Indenture with respect to any Security of that series (other than (i) a covenant or agreement included in this Indenture solely for the benefit of a series of Securities other than such series or (ii) a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after written notice has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series specifying such default or breach, requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)       the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Guarantor, as the case may be, in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Guarantor, as the case may be, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or such Guarantor, as the case may be, under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor, as the case may be, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; provided that, with respect to any Guarantor, such events referred to in clauses (i) or (ii) have had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or prospects of the Company and its Subsidiaries taken as a whole;

(e)       the commencement by the Company or any Guarantor, as the case may be, of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Guarantor, as the case may be, in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor, as the case may be, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Guarantor, as the case may be, in furtherance of any such action; provided, that, with respect to any Guarantor, such events have had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or prospects of the Company and its Subsidiaries taken as a whole.

(f)        any other event or occurrence that is designated to be an Event of Default provided with respect to Securities of that series in the Supplemental Indenture or Board Resolution that establishes the terms of the Securities of that series.

Section 5.02 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than as specified in Section 5.01(d) or (e)) with respect to Securities of any series at the time Outstanding occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of each such affected series may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on, all of the Outstanding Securities of that series immediately due and payable by a notice in writing to the Company (and to the Trustee if given by the Holders) and, upon any such declaration, all such amounts will become due and payable immediately. If an Event of Default specified in Section 5.01(d) or (e) above occurs and is continuing, then the principal amount of all of the Securities Outstanding of that series shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities of that series.

At any time after a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, by written notice to the Company and the Trustee, may rescind such declaration and its consequences with respect to Securities of such series if:

(a)    the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay,

(i)        all overdue interest on all Outstanding Securities of that series,

(ii)       all principal of any Outstanding Securities of that series that has become due other than by such declaration of acceleration and interest thereon at the rate borne by the Securities of that series,

(iii)      to the extent that payment of such interest is lawful, interest on overdue interest, and overdue principal at the rate borne by the Securities of that series, and

(iv)      all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)       all Events of Default with respect to Securities of that series, other than the non-payment of amounts of principal of or interest on the Securities of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and each Guarantor, if any, covenants that if:

(a)       default is made in the payment of any interest on any Security of any series when such interest shall have become due and payable and such default continues for a period of 30 days, or

(b)       default is made in the payment of the principal of any Security of any series at the Maturity thereof,

the Company and each Guarantor will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities of such series, the whole amount then due and payable on such Securities for principal and interest, and interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company or any Guarantor of such Securities, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, such Guarantor or any other obligor upon the Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any such Guarantor or any other obligor upon the Securities of such series, wherever situated.

If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Nothing in this Section shall be considered to require the Trustee to institute any judicial proceeding.

Section 5.04 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series (including any Guarantor) or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)       to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities of such series allowed in such judicial proceeding, and

(b)       to collect and receive any moneys or other securities or property payable or deliverable upon the conversion or exchange of such securities or upon any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder of Securities of such series to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing in this Section shall be considered to require the Trustee to take any of the actions described in this Section 5.04.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities of any series any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any such Holder in any such proceeding.

Section 5.05 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal and interest, upon presentation of the Securities of any series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

THIRD: The balance, if any, to the Company and/or the Guarantors, as the case may be.

Section 5.07 Limitation on Suits.

No Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)       such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)       the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)       such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) to be incurred in compliance with such request;

(d)       the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)       no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders of Securities of that series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that series, or to obtain or to seek to obtain priority or preference over any other Holders of Securities of that series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of that series.

Section 5.08 Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article XII) and in such Security of the principal of, and (subject to Section 3.08) interest on, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture with respect to any Security of any series and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor of Securities of that series, the Trustee and the Holders of the Securities of that series shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to Securities of such series, or exercising any trust or power conferred on the Trustee, provided that:

(a)       such direction shall not be in conflict with any rule of law or with this Indenture,

(b)       the Trustee shall have been given reasonable indemnity satisfactory to it, and

(c)       the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13 Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all of the Securities of such series, waive any past defaults hereunder, except a default:

(a)       in the payment of the principal of or interest on any Security of such series, or

(b)       in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Security Outstanding of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.14 Waiver of Stay or Extension Laws.

The Company and each Guarantor covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

ARTICLE VI

THE TRUSTEE

Section 6.01 Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

Section 6.02 Notice of Defaults.

If a Default or an Event of Default occurs and is continuing with respect to the Securities of any series and is known to the Trustee, the Trustee shall mail to each Holder of the Securities of such series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such Default or Event of Default within 30 days after the occurrence thereof; provided, however, that, except in the case of a Default or an Event of Default in the payment of principal of or interest on the Securities of any series, the Trustee may withhold the notice to the Holders of the Securities of such series if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding such notice is in the interests of the Holders of the Securities of that series.

Section 6.03 Certain Rights of Trustee.

Subject to Section 6.01:

(a)       the Trustee may conclusively rely and shall be protected in acting or refraining from acting, pursuant to the terms of this Indenture or otherwise, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons;

(b)       any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order with sufficient detail as may be requested by the Trustee and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)       whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate, an Opinion of Counsel or both;

(d)       the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)       the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction;

(f)        the Trustee shall not be bound to make any investigation into, and may conclusively rely upon, the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

(g)       the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Notwithstanding anything else herein contained, whenever any provision of this Indenture indicates that any confirmation of a condition or event is qualified “to the knowledge of” or “known to” the Trustee or other words of similar meaning, said words shall mean and refer to the actual current awareness of one or more Responsible Officers.

Section 6.04 Trustee Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities of each series, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities of any series or any Guarantee, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities of each series and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities of any series or the proceeds thereof.

Section 6.05 May Hold Securities.

The Trustee, any Paying Agent, any Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities of any series and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.06 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or Section 311 of the Trust Indenture Act. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or any Guarantor, as the case may be.

Section 6.07 Compensation and Reimbursement.

The Company agrees:

(a)       to pay to the Trustee (in its capacity as Trustee, Paying Agent and Registrar) from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)       except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith or willful default by the Trustee under the Indenture; and

(c)       to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this Indenture against the Company or the Guarantors (including this Section 6.07 and of defending itself against any claim (whether asserted by any Holder or the Company) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent that any such loss, liability or expense was due to the negligence or willful misconduct of the Trustee or willful default by the Trustee under the Indenture.

The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and any termination under any bankruptcy law.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(d) or (e), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law of  the United States.

The provisions of this Section shall survive the termination of this Indenture.

Section 6.08 Corporate Trustee Required; Eligibility.

There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least US$50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the United States federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.09 Resignation and Removal; Appointment of Successor.

(a)       No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b)       The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)       The Trustee may be removed as the Trustee under any series of Securities at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

                                (d)       If at any time:

(1)       the Trustee for the Securities of any series shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder of the Securities of such series who has been a bona fide Holder of a Security of such series for at least six months, except when the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or

(2)       the Trustee for the Securities of any series shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or by any Holder of the Securities of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(3)       the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee for the Securities of such series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of Securities of such series who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Notwithstanding the foregoing, the Trustee shall at all times comply with the provisions of Section 310(b) of the Trust Indenture Act.

(e)       If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any series of Securities for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee for the Securities of such series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or such Holders and accepted appointment in the manner hereinafter provided subject to Section 315(e) of the Trust Indenture Act, any Holder of the Securities of such series who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee for the Securities of such series.

(f)        The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to the Holders of Securities in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.10 Acceptance of Appointment by Successor.

(a)       In case of the appointment hereunder of a successor Trustee with respect to any series of Securities, each such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.07.

(b)       In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each such successor Trustee with respect to such series of Securities shall execute and deliver a Supplemental Indenture, pursuant to Article IX hereof, wherein each such successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such Supplemental Indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such Supplemental Indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)       Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)       No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee under any series of Securities may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee under any series of Securities shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee under any series of Securities, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities of any series shall have been authenticated, but not delivered, by the Trustee under such series of Securities then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities under that series so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities of any series shall not have been authenticated, any successor Trustee under such series may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 7.01 Disclosure of Names and Addresses of Holders.

Every Holder of Securities of a series, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of such series in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act. The Trustee shall comply with any request made pursuant to and in accordance with Section 312(b) of the Trust Indenture Act.

Section 7.02 Reports by Trustee.

Within 60 days after March 15 of each year commencing with the first March 15 after the first issuance of Securities under this Indenture, the Trustee shall transmit to the Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such March 15 as required by Sections 313(a) and 313(b) of the Trust Indenture Act. The Trustee shall file a copy of each report delivered pursuant to this section as required by the Trust Indenture Act.

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE,

TRANSFER OR LEASE

Section 8.01 Company and Guarantors May Consolidate, etc., Only on Certain Terms.

Neither the Company nor any Guarantor shall, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or any such Guarantor or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets to any other Person, unless:

(a)       either (1) the Company shall be the surviving or continuing entity or (2) in a consolidation or merger in which the Company does not survive or if the Company transfers, sells, leases or otherwise disposes of all or substantially all of its assets to any other Person, the successor Person to the Company shall expressly assume, by a Supplemental Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company’s obligations under this Indenture and the Securities;

(b)       either (1) each such Guarantor shall be the surviving or continuing entity or (2) in a consolidation or merger in which any Guarantor does not survive or if any Guarantor transfers, sells, leases, or otherwise disposes of all or substantially all of its assets to another Person (other than the Company or another Guarantor), the successor Person to such Guarantor shall expressly assume, by Supplemental Indenture, all of such Guarantor's obligations under this Indenture and the Guarantee issued by such Guarantor;

(c)       after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(d)       in the event that the successor Person is incorporated in a jurisdiction other than the United States, (A) the Company delivers to the Trustee an Opinion of Counsel stating that the obligations of the successor Person under this Indenture, the Securities and the Guarantees, as applicable, are enforceable against such successor Person to the same extent as the obligations of the Company or such Guarantor under this Indenture, the Securities and the Guarantees, as applicable, immediately prior to such transaction; (B) the successor Person agrees in writing to submit to jurisdiction and appoints an agent for the service of process, each under terms substantially similar to the terms contained in the Indenture with respect to the Company or such Guarantor, as applicable; and (C) the Board of Directors of the Company determines in good faith that such transaction will have no material adverse effect on any Holder and a Board Resolution to that effect is delivered to the Trustee.

Section 8.02 Successor Person Substituted for Company.

Upon any consolidation by the Company or any Guarantorwith or merger by the Company or a Guarantorinto any other Person or any transfer, sale, lease or other disposition of the properties and assets of the Company or any Guarantorsubstantially as an entirety to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or merger or to which such transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantorunder the Indenture, the Securities and any Guarantee, as the case may be, with the same effect as if such successor Person had been named as the Company or a Guarantor herein or therein; and thereafter, except in the case of a lease to another Person, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

ARTICLE IX

SUPPLEMENTS AND AMENDMENTS TO INDENTURE

AND SECURITIES GUARANTEES

Section 9.01 Without Consent of Holders.

Without the consent of any Holders, the Company and any affected Guarantor, each when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more Supplemental Indentures, for any of the following purposes:

(a)       to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or any Guarantor contained herein and in the Securities, or any series thereof, or to add any Guarantors of the Securities; or

(b)       to add to the covenants of the Company and the Guarantors for the benefit of the Holders of all or any series of Securities (and, if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantors; or

(c)       to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such Supplemental Indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or

(d)       to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such Supplemental Indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;

(e)       to establish the form or terms of Securities of any series as permitted by Section 2.01 and 3.01, including the provisions and procedures relating to Securities convertible into or exchangeable for other securities or property of the Company;

(f)        to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded;

(g)       to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form;

(h)       to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the terms herein with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(i)        to secure the Securities or any Guarantee; or

(j)        to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture or to make any other changes, provided that in each case, such provisions shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(k)       to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4.01, 12.02 and 12.03; provided in each case that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(l)        to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

Section 9.02 With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby, by Act of said Holders delivered to the Company, any affected Guarantor and the Trustee, the Company and the Guarantors, each when authorized by a Board Resolution, and the Trustee for Securities of each such series may enter into one or more Supplemental Indentures for the purpose of modifying in any manner this Indenture or any Guarantee; provided, however, that no such Supplemental Indenture may, without the consent of the Holder of each Outstanding Security affected thereby:

(a)       change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b)       reduce the percentage in aggregate principal amount of the Outstanding Securities of such series required to consent to any amendment of, or waiver of compliance with, any provision of or defaults under this Indenture; or

(c)       waive a Default or Event of Default in the payment of principal of or interest on the Securities (except a rescission of acceleration of Securities by the Holders of at least a majority in aggregate principal amount of the then Outstanding Securities (including Additional Securities issued under this Indenture, if any)); or

(d)       release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of any Supplemental Indenture; or

(e)       make any change in the Company’s obligations to maintain an office or agency in the places and for the purposes set forth in Section 10.02; or

(f)        amend, change or modify any of the provisions in this Section 9.02.

A Supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of that series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any Supplemental Indenture or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture and that such Supplemental Indenture constitutes the legal, valid and binding obligation of the Company and the Guarantors subject to the customary exceptions. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04 Effect of Supplemental Indentures.

Upon the execution of any Supplemental Indenture under this Article with respect to any series, this Indenture shall be modified in accordance therewith for purposes of such series, and such Supplemental Indenture shall form a part of this Indenture for all purposes of such series; and every Holder of Securities of such series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05 Conformity with Trust Indenture Act.

Every Supplemental Indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06 Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such Supplemental Indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.07 Notice of Supplemental Indentures.

Promptly after the execution by the Company, any affected Guarantor and the Trustee of any Supplemental Indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such Supplemental Indenture. Any failure by the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

Section 9.08 Revocation and Effect of Consents, Waivers and Actions.

Until an amendment, waiver or other action by Holders becomes effective, a consent to it or any other action by a Holder of a Security of any series hereunder is a continuing consent by such Holder and every subsequent Holder of that Security, even if notation of the consent, waiver or action is not made on such Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security if the Trustee receives the notice of revocation before the consent of the requisite aggregate principal amount of the Securities of such series affected then outstanding has been obtained and not revoked. After an amendment, waiver or action becomes effective, it shall bind every Security Holder of the affected series, except as provided in Section 9.02.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, those person who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

ARTICLE X

COVENANTS

Section 10.01 Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of and interest on the Securities of any series in accordance with the terms of such Securities and this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities of any series, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 10.02 Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for any series of Security an office or agency where Securities of that series may be presented or surrendered for payment or conversion, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series or any Guarantor in respect of the Guarantees of such series and this Indenture may be served. If the Securities of any series are listed on the Luxembourg Stock Exchange, The International Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in Luxembourg, London, England or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company and each Guarantor for such series hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies outside of the State of Delaware where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 10.03 Money for Security Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent under Securities of any series, it will, on or before each due date of the principal of or interest on such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for Securities of any series, it will, on or before each due date of the principal of or interest on any Securities of such series, deposit with the Paying Agent therefor a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

The Company will cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)       hold all sums held by it for the payment of the principal of or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)       give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

(c)       at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security of any series and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04 [Intentionally Omitted].

Section 10.05 Corporate Existence.

Subject to Article VIII, the Company and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and their respective rights (charter and statutory) and franchises, provided, however, that the foregoing shall not obligate the Company or any Guarantor to preserve any such right or franchise if (i) the Company or any Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of its business and would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise and would not materially, adversely affect the ability of the Company or any Guarantor to perform its obligations under this Indenture and (ii) failure to preserve the corporate existence of any Guarantor or any such right or franchise would not result in a downgrading of any credit rating then applicable to the Securities of any series.

Section 10.06 Statement by Officers As to Default.

(a)       The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company during such year and of its performance under this Indenture has been made under the supervision of the signers thereof and to the best of his or her knowledge, based on such review, no Default or Event of Default has occurred under the Securities of any series.

(b)       When any Default under Securities of any series has occurred and is continuing under this Indenture, the Company shall deliver to the Trustee of such series an Officers’ Certificate specifying such event, notice or other action within fifteen days of the Company Secretary or Chief General Manager Finance and Administration becoming aware of the occurrence thereof.

Section 10.07 Provision of Reports and Financial Statements.

(a)           [Intentionally Omitted]

(b)          The Company shall (i) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act and (ii) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

(c)       If the Company is no longer required (or is not required, as the case may be) to file reports pursuant to Section 13 or 15(d) of the Exchange Act, then it shall file with the Trustee and the Commission such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be required by the rules and regulations of the Commission.

(d)       The Company shall transmit by mail to all Holders of Securities of any series, in the manner and to the extent provided in TIA Section 313(c), as soon as reasonably practicable and in any event within 30 days after the filing thereof with the Trustee, such information, documents and reports required to be filed by the Company pursuant to paragraphs (b) and (c) of this Section.

Section 10.08 Waiver of Certain Covenants.

The Company or any Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.05 through 10.07, inclusive, and with any other term, provision or condition with respect to the Securities of any series specified in accordance with Section 3.01 (except any such term, provision or condition which could not be amended without the consent of all Holders of Securities of such series pursuant to Section 9.02) if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 10.09 Additional Guarantors.

The Company shall cause any of its Subsidiaries that guarantees Indebtedness (as defined below) under any Credit Facility to, as primary obligors and not merely as sureties, fully and unconditionally guarantee pursuant to a Guarantee, on a senior unsecured basis, the due and punctual payment of all amounts payable under the Securities of any series, when and if the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, upon redemption or otherwise by execution of a Supplemental Indenture delivered to the Trustee that adds such Subsidiary as a subsequent Guarantor. For purposes of this Section, “Indebtedness” means indebtedness for borrowed money or for the unpaid purchase price of real or personal property of the Company in accordance with generally accepted accounting principles in the United States of America, consistently applied, that are then in effect.

Section 10.10 Additional Amounts.

If the Securities of any series provide for the payment of additional amounts, the Company will pay to the Holder of any Security of such series additional amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of principal of or any interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of additional amounts, at least ten Business Days days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least ten Business Days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s principal Payment Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of or interest on the Securities of that series shall be made to Holders of Securities of that series who are United States aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and will set forth such other information necessary to enable the Trustee to pay such withholdings and the Company will pay to the Trustee or such Paying Agent the additional amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

ARTICLE XI

REDEMPTION OF SECURITIES

Section 11.01 [Intentionally Omitted].

Section 11.02 Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for such Securities) in accordance with this Article.

Section 11.03 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities. In case of any redemption at the election of the Company of Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities of such series to be redeemed pursuant to Section 11.04.

Section 11.04 Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities of such series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, on a pro rata basis or by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than US$1,000.

In the event of redemption of a Security of any series in part only, a new Security of such series for the unredeemed portion thereof shall be issued in the name of the Holder thereof upon the cancellation thereof.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities of any series shall relate, in the case of any Security of such series redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 11.05 Notice of Redemption.

Notice of redemption shall be given in the manner provided for in Section 1.06, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 3.01, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such

Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

All notices of redemption shall state:

(a)       the Redemption Date,

(b)       the Redemption Price and the amount of accrued and unpaid interest to the Redemption Date payable as provided in Section 11.07, if any,

(c)       if less than all Outstanding Securities of such series are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

(d)       in case any Security of any series is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security of such series or Securities of such series of authorized denominations for the principal amount thereof remaining unredeemed,

(e)       that on the Redemption Date, the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 11.07) will become due and payable upon each such Security of such series, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

(f)        the place or places where such Securities of such series are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

(g)        the CUSIP or CINS number, as the case may be.

Notice of redemption of Securities of any series to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 11.06 Deposit of Redemption Price.

On or prior to 12:00 noon (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent in immediately available funds, or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03, an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities of such series which are to be redeemed on that date.

Section 11.07 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities of such series so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security of any series for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.08.

If any Security of any series called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities of such series.

Section 11.08 Securities Redeemed in Part.

Any Security of any series which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of such series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security of such series so surrendered.

ARTICLE XII

DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01 Company Option to Effect Defeasance or Covenant Defeasance.

If, pursuant to Section 3.01, provision is made for either or both of (a) defeasance of the Securities of or within a series under Section 12.02 or (b) covenant defeasance of the Securities of or within a series under Section 12.03 to be applicable to the Securities of any series, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Securities), shall be applicable to such Securities, and the Company may, at its option by Board Resolution at any time, with respect to such Securities, elect to have either Section 12.02 or Section 12.03 be applied to all Outstanding Securities of any series upon compliance with the conditions set forth below in this Article XII.

Section 12.02 Defeasance and Discharge.

Upon the Company’s exercise under Section 12.01 of the option applicable to this Section 12.02 with respect to the Securities of any series, the Company and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding Securities of such series on the date the conditions set forth in Section 12.04 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding

Securities of such series, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 12.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of such series to receive payments in respect of the principal of and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 3.04, 3.05, 3.07 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (D) this Article XII. Subject to compliance with this Article XII, the Company may exercise its option under this Section 12.02 with respect to Securities of any series notwithstanding the prior exercise of its option under Section 12.03 with respect to the Securities of such series.

Section 12.03 Covenant Defeasance.

Upon the Company’s exercise under Section 12.01 of the option applicable to this Section 12.03 with respect to the Securities of any series, each of the Company and the Guarantors shall be released from their obligations under any covenant contained in Section 8.01 and in Sections 10.05 through 10.09, inclusive, and, if specified pursuant to Section 3.01, their obligations under any other covenant, with respect to the Outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Securities of such series shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Company and any Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) with respect to Securities of such series but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 12.04 Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 12.02 or Section 12.03 to the Outstanding Securities of any series:

(a)       The Company shall irrevocably have deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Article XII applicable to it) as trust funds in trust, for the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations (as defined herein) that through the scheduled payment of principal and interest thereon will provide money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of and interest on the Outstanding Securities of such series on the Stated Maturity (or upon Redemption Date, if applicable) of such principal or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities of such series. Before such a deposit, the Company may give to the Trustee, in accordance with Section 11.03 hereof, a notice of its election to redeem all of the Outstanding Securities of such series at a future date in accordance with Article XI hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(b)       No Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (d) and (e) of Section 5.01 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c)       Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any such Guarantor is bound.

(d)       In the case of an election under Section 12.02, the Company shall have delivered to the Trustee (1) an Opinion of Counsel to the effect that (i) the Holders of the Securities of the applicable series will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of the option under Section 12.02 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and (ii) either (A) the Company has received from, or there has been published by the United States Internal Revenue Service, a ruling to that effect, or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law; and (2) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (ii) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be “connected” with the Company for purposes of the Insolvency Act of 1986 after two years following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law and either (x) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (y) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company (I) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders of the applicable series, the Trustee will hold, for the benefit of such Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise and (II) no property, rights in property or other interests granted to the Trustee or the Holders of the applicable series in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other indebtedness of the Company or any of its Securities.

(e)       In the case of an election under Section 12.03, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (1) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (2) the Holders of the applicable series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of Section 12.03 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (3) after the passage of 123 days following the deposit (except with respect to any trust funds for the account of any such Holder who may be deemed to be “connected” with the Company for purposes of the Insolvency Act of 1986 after two years following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, and either (A) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company (i) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders of the applicable series, the Trustee will hold, for the benefit of such Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise and (ii) no property, rights in property or other interests granted to the Trustee or the Holders of the applicable series in exchange for, or with respect to, such trust funds will be subject to any prior rights or holders of other indebtedness of the Company or any of its Securities.

(f)        If at such time the Securities of the applicable series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that such Securities will not be delisted as a result of the Company’s exercise of its option under Section 12.02; and

(g)       The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 12.02 or the covenant defeasance under Section 12.03, as the case may be, have been complied with.

(h)       Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company and the Guarantors in connection therewith pursuant to Section 3.01.

(i)        At the time of such deposit, (A) no default in the payment of any principal of or premium or interest on any Senior Debt shall have occurred and be continuing; (B) no event of default with respect to any Senior Debt shall have resulted in such Senior Debt becoming, and continuing to be, due and payable prior to the date on which it would otherwise have become due and payable (unless payment of such Senior Debt has been made or duly provided for), and (C) no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting (after notice or lapse of time or both) the holders of such Senior Debt (or a trustee on behalf of such holders) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable.

Section 12.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.05, the “Trustee”) pursuant to Section 12.04 in respect of the Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 12.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

Section 12.06 Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 12.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.05; provided, however, that if the Company makes any payment of principal of or interest on any Security of any series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE XIII

SUBORDINATION OF SECURITIES

Section 13.01 Securities Subordinate to Senior Debt.

The Company covenants and agrees, and each Holder of Securities of any series by the Holder’s acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XIII, subject to the provisions of Article IV and Article XII and except as may otherwise be specified as contemplated by Section 3.01 and set forth in the Securities of a series, the indebtedness represented by the Securities of such series and the payment of the principal of and any premium and interest on each and all of the Securities of such series are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt of the Company, to the extent and in the manner herein set forth (unless a different manner is set forth in the Securities of such series). No provision of this Article XIII shall prevent the occurrence of any default or Event of Default hereunder.

The provisions of this Article XIII define the subordination of the Securities, as obligations of the Company, with respect to Senior Debt of the Company, as defined for the Company. All such provisions shall also be deemed to apply in the same way (mutatis mutandis) to each Guarantor, with appropriate corresponding references to the Senior Debt of such Guarantors.

Senior Debt shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Debt then outstanding.

Section 13.02 Payment Over of Proceeds Upon Dissolution, Etc.

In the event of:

(a)       any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property,

(b)       any proceeding for the liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or bankruptcy proceedings,

(c)        any assignment by the Company for the benefit of its creditors,

(d)        any other marshalling of the assets of the Company,

all Senior Debt shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by the Company on account of the Securities of any series. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan or reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities of any series, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect to the Securities of any series shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt shall have been paid in full. No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of the indebtedness constituting the Securities of any series by any act or failure to act on the part of the Company.

Section 13.03 Subrogation to Rights of Holders of Senior Debt.

Upon the payment in full of all Senior Debt, the rights of the holders of Securities of any series shall be subrogated to all the rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Securities of any series shall have been paid in full, and such payments or distributions received by the Holders of Securities of any series by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the Holders of Securities of any series, on the other, be deemed to be a payment by the Company on account of Senior Debt, and not on account of the Securities of any series.

Section 13.04 Provisions Solely to Define Relative Rights.

The provisions of this Article XIII are and are intended solely for the purpose of defining the relative rights of the Holders of Securities of any series on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article XIII or elsewhere in the Indenture or in the Securities of such series is intended to or shall:

(a)       impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of Securities of such series, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article XIII of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of Securities of such series the principal of (and premium, if any) and interest on, the Securities of such series as and when the same shall become due and payable in accordance with their terms; or

(b)       affect the relative rights against the Company of the Holders of Securities of such series and creditors of the Company, as the case may be, other than the holders of Senior Debt; or

(c)       prevent the Trustee or the Holder of any Securities of such series from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XIII of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 13.05 Trustee to Effectuate Subordination.

Each Holder of Securities of any series by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 13.06 No Waiver of Subordination Provisions.

No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities of any series, without incurring responsibility to the Holders of the Securities of such series and without impairing or releasing the subordination provided in this Article XIII or the obligations hereunder of the Holders of Securities of such series to the holders of Senior Debt, do any one or more of the following:

(a)       change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding;

(b)       sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

(c)       release any Person liable in any manner for the collection of Senior Debt; and

(d)       exercise or refrain from exercising any rights against the Company and any other Person.

Section 13.07 Notice to Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities of any series pursuant to the provisions of this Article XIII. Notwithstanding the provisions of this Article XIII or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of any Securities of any series pursuant to the provisions of this Article XIII, unless and until the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.04, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Securities of any series), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 6.04, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment of distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 13.08 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article XIII, the Trustee, subject to the provisions of Section 6.04, and the Holders of Securities of any series shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities of such series, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

Section 13.09 Trustee Not Fiduciary for Holders of Senior Debt.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XIII, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt with respect to its obligations and duties created hereunder and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Securities of any series or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XIII or otherwise.

Section 13.10 Rights of Trustee As Holder of Senior Debt; Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article XIII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

Section 13.11 Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XIII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIII in addition to or in place of the Trustee; provided, however, that this Section shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 13.12 Certain Conversions or Exchanges Deemed Payment.

For the purposes of this Article XIII only, (a) the issuance and delivery of securities which are subordinate in right of payment to all then outstanding Senior Debt to substantially the same extent as the Securities are so subordinate (“Junior Securities”) (or cash paid in lieu of fractional shares) upon conversion or exchange of Securities of any series as contemplated by Section 3.01, shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities of such series or on account of the purchase or other acquisition of Securities of such series and (b) the payment, issuance or delivery of cash, property or securities (other than Junior Securities and cash paid in lieu of fractional shares) upon conversion or exchange of Securities of any series shall be deemed to constitute payment on account of the principal of such Securities of such series. Nothing contained in this Article

XIII or elsewhere in the Indenture or in the Securities of any series is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of Securities of such series the right, which is absolute and unconditional, of the Holder of any Securities of such series to convert or exchange such Securities of such series in accordance with the terms specified as contemplated by Section 3.01.

Section 13.13 Defeasance of This Article XIII.

The subordination of the Securities provided by this Article XIII is expressly made subject to the provisions for defeasance or covenant defeasance in Article XIII hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities than outstanding shall thereupon cease to be subordinated pursuant to this Article XIII.

ARTICLE XIV

SECURITIES GUARANTEES

Section 14.01 Unconditional Guarantee.

Subject to the provisions of this Article XIV, the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantee (such guarantees to be referred to herein as “Guarantees”) to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities of any series or the obligations of the Company to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of and interest on the Securities of such series shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the series of any Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, with respect to the Securities of such series and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee hereunder) and all other Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of Securities of any series or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other Obligation of the Company to the Holders under this Indenture or under the Securities of such series, for whatever reason, the Guarantors shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities of any applicable series shall constitute an event of default under the Guarantees, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

Unless otherwise specified with respect to any Security pursuant to Section 3.01, the Guarantees will be senior unsecured obligations of the Guarantors and will rank pari passu in right of payment with all other existing and future senior unsecured obligations of the Guarantors.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of any series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Securities of such series with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. The Guarantors hereby waive the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantees shall not be discharged except by complete performance of the obligations contained in such Securities, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of such Securities and the Trustee, on the other hand, (a) subject to this Article XIV, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article V hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

The obligations of the Guarantors hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of the Guarantors hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of the Guarantors) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by the Guarantors as provided herein.

Section 14.02 Limitations on Guarantees.

The obligations of the Guarantors under their Guarantees are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantors (including without limitation, any other Guarantor senior debt) will result in the obligations of the Guarantors under the Guarantees not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 14.03 Execution and Delivery of Guarantees.

The Guarantees set forth in Section 14.01 shall be evidenced by an endorsement, in a form approved by or pursuant to a Supplement Indenture or a Board Resolution, on each Security of a series authenticated and delivered by the Trustee. Such Guarantees shall be executed on behalf of the Guarantors by either manual of facsimile signature of an officer of each Guarantor who shall have been duly authorized to so executed by all requisite corporation action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

The Guarantors hereby agree that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

If an officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, the Guarantor’s Guarantee of such Security shall nevertheless be valid.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 14.04 Release of the Guarantors.

(a)       Upon the consolidation or merger of a Guarantor with or into any Person, or the transfer, sale, lease or other disposition of all or substantially all of its assets to any Person in compliance with Article VIII, such Guarantor’s Guarantee will be automatically discharged and released from all obligations under this Article XIV without any further action required on the part of the Trustee or any Holder; provided, however, the successor Person expressly assumes such Guarantor’s obligations under the Guarantee and the Indenture.

(b)       The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Company or a Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel certifying as to the compliance with this Section 14.04; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Company.

The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article XIV.

Section 14.05 Waiver of Subrogation.

Until this Indenture is discharged and all of the Securities containing Guarantees are discharged and paid in full, the Guarantors hereby irrevocably waive and agree not to exercise any claim or other rights which they may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under such Securities or this Indenture and the Guarantors’ obligations under the Guarantees and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of such Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or such Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or such Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 14.05 is knowingly made in contemplation of such benefits.

Section 14.06 Immediate Payment.

Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to the Guarantor in writing.

Section 14.07 No Set-Off.

Each payment to be made by a Guarantor hereunder in respect of its obligations shall be payable in the currency or currencies in which such obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 14.08 Obligations Absolute.

The obligations of the Guarantors hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by the Guarantors hereunder which may not be recoverable from the Guarantors on the basis of a Guarantee shall be recoverable from the Guarantor as a primary obligor and principal debtor in respect thereof.

The Obligations of the Guarantors hereunder shall be continuing and shall remain in full force and effect until all the Obligations have been paid and satisfied in full.

Section 14.09 Obligations Not Reduced.

The obligations of the Guarantors hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article XIV be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

Section 14.10 Obligations Not Affected.

The obligations of the Guarantors hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by the Guarantors or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against the Guarantors hereunder or might operate to release or otherwise exonerate the Guarantors from any of their obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(a)       any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

(b)       any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Securities or any other document or instrument;

(c)       any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to the Guarantor;

(d)       the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e)       the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(f)        any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities of this Indenture, including, without limitation, any increase or decrease in the principal amount of or interest on any of the Securities;

(g)       any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or the Guarantors;

(h)       except as provided herein, any merger or consolidation of the Company or any Guarantor with any Person or Persons;

(i)        the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations under this Indenture or the obligations of the Guarantors under the Guarantees; and

(j)        any other circumstance, including release of the Guarantor other than pursuant to Section 14.04, that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Securities or of the Guarantors in respect of its Guarantees hereunder.

Section 14.11 Waiver.

Without in any way limiting the provisions of Section 14.01 hereof, the Guarantors hereby waive notice of acceptance hereof, notice of any liability of the Guarantors hereunder, notice or proof of reliance by the Holders upon the obligations of the Guarantors hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or the Guarantors of any kind whatsoever.

Section 14.12 No Obligation To Take Action Against the Company.

Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations under this Indenture or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by the Guarantors of their liabilities and obligations under their respective Guarantees or under this Indenture.

Section 14.13 Dealing with the Company and Others.

The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of the Guarantors hereunder and without the consent of or notice to any Guarantor, may:

(a)       grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b)       take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

(c)       release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

(d)      accept compromises or arrangements from the Company;

(e)       apply all monies at any time received from the Company or from any security upon such part of the obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f)        otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

Section 14.14 Default and Enforcement.

If a Guarantor fails to pay in accordance with Section 14.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantees of such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from the Guarantors the Obligations.

Section 14.15 Amendment, Etc.

No amendment, modification or waiver of any provision of this Indenture relating to the Guarantors or consent to any departure by the Guarantors or any other Person from any such provision will in any event be effective unless it is signed by the Guarantors and the Trustee.

Section 14.16 Acknowledgement.

Each Guarantor hereby acknowledges communication of the terms of this Indenture and consents to and approves of the same.

Section 14.17 No Merger or Waiver; Cumulative Remedies.

No Guarantee shall operate by way of merger of any of the obligations of the Guarantors under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantees and under this Indenture, the Securities and any other document or instrument between the Guarantors and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

Section 14.18 Survival of Obligations.

Without prejudice to the survival of any of the other obligations of the Guarantors hereunder, the obligations of the Guarantors under Section 14.01 shall survive the payment in full of the Obligations under this Indenture and shall be enforceable against the Guarantors without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or the Guarantors.

Section 14.19 Guarantee in Addition to Other Obligations.

The obligations of the Guarantors under the Guarantees and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

Section 14.20 Severability.

Any provision of this Article XIV which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article XIV. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.21 Successors and Assigns.

Each Guarantee shall be binding upon and inure to the benefit of the Guarantors, the Trustee and the Holders, and their respective successors and permitted assigns, except that the Guarantor may assign any of its obligations hereunder or thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

IVZ, INC.

By_______________________

     Name:

Title:

INVESCO HOLDING COMPANY LIMITED

By _______________________

     Name:

     Title:

INVESCO AIM MANAGEMENT GROUP INC.

By_________________________

     Name:

Title:

INVESCO AIM ADVISORS, INC.

By_________________________

     Name:

Title:

INVESCO LTD.

By_________________________

     Name:

Title:

INVESCO NORTH AMERICAN

HOLDINGS, INC.

By_________________________

    Name:

Title:

S-1

INVESCO INSTITUTIONAL (N.A.), INC.

By_________________________

    Name:

Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By_________________________

     Name:

Title:

S-2